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                                                              EXHIBIT 99.B(8)(A)


                         AMENDMENT OF CUSTODY AGREEMENT

                                     BETWEEN

                               FOREIGN FUND, INC.
                                 (THE "COMPANY")

                                       AND

                          MORGAN STANLEY TRUST COMPANY


         Pursuant to the terms of the Custody Agreement dated March 5, 1996 (the "Agreement") and the Addendum dated as of March 5, 1996 (the "Addendum") between the above named parties, the Agreement and Addendum are hereby amended to delete the name of Foreign Fund, Inc. as a party to the Agreement and Addendum and replace the name of such party with WEBS Index Fund, Inc. effective January 2, 1997. Additionally, the name of each Series of the Company is hereby changed in the Agreement and Addendum as noted below:

OLD SERIES NAME:                            NEW SERIES NAME:
Australia Index Series                      Australia WEBS Index Series
Austria Index Series                        Austria WEBS Index Series
Belgium Index Series                        Belgium WEBS Index Series
Canada Index Series                         Canada WEBS Index Series
France Index Series                         France WEBS Index Series
Germany Index Series                        Germany WEBS Index Series
Hong Kong Index Series                      Hong Kong WEBS Index Series
Italy Index Series                          Italy WEBS Index Series
Japan Index Series                          Japan WEBS Index Series
Malaysia Index Series                       Malaysia WEBS Index Series
Mexico (Free) Index Series                  Mexico (Free) WEBS Index Series
Netherlands Index Series                    Netherlands WEBS Index Series
Singapore (Free) Index Series               Singapore (Free) WEBS Index Series
Spain Index Series                          Spain WEBS Index Series
Sweden Index Series                         Sweden WEBS Index Series
Switzerland Index Series                    Switzerland WEBS Index Series
United Kingdom Index Series                 United Kingdom WEBS Index Series
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This Amendment is effective January 2, 1997.


         WEBS Index Fund, Inc.

By:      /S/ Gary M. Gardner
         -------------------

Its:     Asst. Secretary



Agreed and Accepted:


         Morgan Stanley Trust Company

By:      /S/ J. Federico
         ---------------

Its:     Principal